UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 7, 2006
(Date of Report)
ONYX SOFTWARE CORPORATION
(Exact name of registrant as specified in charter)

Washington (State or other jurisdiction of incorporation)	0-25361 (Commission File No.)	91-1629814 (IRS Employer Identification No.)
1100 – 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504
(Address of principal executive offices, including zip code)
(425) 451-8060
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement.
     In September 2000, Onyx Software Corporation, or Onyx, entered into a joint venture with Softbank Investment Corporation, or SoftBank, and Prime Systems Corporation, or Prime Systems, to create Onyx Japan Software Co., Ltd., or Onyx Japan, a Japanese corporation, for the purpose of distributing Onyx’s technology and product offerings in Japan. On April 7, 2006, Onyx and SoftBank entered into an agreement pursuant to which Onyx paid 8,000,000 Japanese Yen, or approximately $68,000, in exchange for the entirety of SoftBank’s 14% interest in Onyx Japan. Under the terms of the agreement, the transfer of the shares by SoftBank and the monies paid by Onyx will take place on or before April 14, 2006. As a result of this transaction, Onyx will own 72% of Onyx Japan and Prime Systems will own the remaining 28%.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION
Date: April 11, 2006	By:	/s/ Robert J. Chamberlain
		Name:	Robert J. Chamberlain
Its: Chief Financial Officer